                                                                EXHIBIT 10.15




                              LICENSE AGREEMENT
                        (Western and Eastern Europe)

     THIS AGREEMENT is made and entered into as of the 29th day of September, 1995 by and between KOSS CORPORATION, a Delaware corporation with its principal place of business at 4129 North Port Washington Avenue, Milwaukee, WI 53212 (the "LICENSOR"), and TRABELCO N.V., a Netherlands Antilles company and a subsidiary of Hagemeyer N.V. with its principal place of business at International Trade Center, P.O. Box 6169, Willemstad, Curacao, Netherlands Antilles (the "LICENSEE").

     WITNESSETH:

     WHEREAS, LICENSOR and LICENSEE previously entered into a certain License Agreement, dated November 15, 1991, as amended (the "Western Hemisphere License Agreement"), regarding the use of certain trademarks of LICENSOR in connection with the manufacture, marketing and distribution of LICENSEE's products in the United States, Puerto Rico, Canada, Mexico, Central America and South America; and

     WHEREAS, LICENSEE now desires to obtain the right to use such trademarks in connection with the manufacture, marketing and distribution of LICENSEE's products in Western and Eastern Europe; and

     WHEREAS, LICENSOR is willing to grant such rights to LICENSEE upon the terms and conditions set forth below;

     NOW THEREFORE, for and in consideration of the premises and of the mutual promises and conditions herein contained, the parties hereby agree as follows:

1.   DEFINITIONS

     For purposes of this Agreement, unless the context otherwise requires, the following terms shall have the meanings set forth below:

     1.1 "Licensed Trademarks" mean "KOSS" and all other registered trademarks and trade names as listed on Exhibit A attached hereto and as amended by the parties from time to time.

     1.2 "Products" mean the consumer electronic products of LICENSEE set forth on Exhibit B attached hereto (including all consumer electronic products substituted for or added to the Products by the parties after the execution of this Agreement).

     1.3 "Licensed Products" mean all Products of LICENSEE which have the Licensed Trademarks affixed or attached thereto in any manner or which are advertised, promoted, distributed or sold in connection with the Licensed Trademarks.

     1.4 "Territory" means all of the countries in Western and Eastern Europe, including, but not limited to, Austria, Belgium, Bulgaria, Czechoslovakia, Denmark, Finland, France, Germany, Greece, Hungary, Ireland, Italy, Luxembourg, the Netherlands, Norway, Poland, Portugal, Romania, Spain, Sweden, Switzerland and the United Kingdom.

     1.5 "German Territory" means Austria, Germany, Belgium, Luxembourg and the Netherlands.

     1.6 "Contract Period" means the period beginning on the effective date set forth at the end of this Agreement and ending on December 31, 1998, and any applicable renewal period.

     1.7 "Contract Year" means the calendar year, except that the first Contract Year shall run from the date hereof until December 31, 1995.

2.   GRANT OF LICENSE

     2.1 Subject to all the terms and conditions of this Agreement, LICENSOR hereby grants to LICENSEE the exclusive right and license to use the Licensed Trademarks within the Territory during the Contract Period in connection with, and only with, the manufacture, promotion, distribution and sale of the Products. Notwithstanding anything herein to the contrary, LICENSEE shall not manufacture, distribute or sell headphones labeled with the Licensed Trademarks except as a prepackaged component of an audio system that is commonly expected by the consuming public to include headphones with such audio system.

     2.2 LICENSEE agrees that except as provided in the Western Hemisphere License Agreement, it will not make or authorize any use, direct or indirect, of the Licensed Trademarks outside of the Territory; provided that subject to the provisions of Section 2.3, LICENSEE shall have the right to have the Licensed Products manufactured outside the Territory solely for sale inside the Territory.

     2.3 LICENSEE shall have the right to grant a sublicense under this Agreement to any entity in which Hagemeyer N.V. owns at least a 51% equity interest permitting such entities to manufacture, promote, distribute and sell the Licensed Products subject to the terms of this Agreement. LICENSEE shall also have the right to subcontract the manufacture of the Licensed Products, provided that the subcontractor executes a letter agreement in form substantially similar to Exhibit C attached hereto undertaking to recognize and uphold the Licensed Trademarks and other rights under this Agreement. LICENSEE shall not grant any other sublicense under this Agreement other than as provided in this Section 2.3.

     2.4 LICENSOR agrees that during the Contract Period, it will not grant a license to any other entity to use the Licensed Trademarks within the Territory in connection with the manufacture, promotion, distribution or sale of consumer electronic products not included in the Products unless the opportunity to obtain such license is first offered to LICENSEE pursuant to the following procedure:

     (a) LICENSOR shall notify LICENSEE in writing that it has or anticipates an opportunity to license the Licensed Trademarks in one or more consumer electronic product categories not covered by the Products, and shall offer to negotiate with LICENSEE in good faith to permit LICENSEE to obtain an exclusive license covering such product categories under the general terms of this Agreement, but with appropriate adjustments in Exhibit B and in the level of Minimum Royalties (Section 7.2).

     (b) If LICENSOR and LICENSEE cannot reach a suitable modification to this Agreement to include such additional product categories within 30 days after notice is given pursuant to subpart (a) hereof, then LICENSOR shall be free to negotiate an acceptable license for such additional product categories with a licensee of its choosing, provided that LICENSEE shall retain the right to secure such license for its own benefit by agreeing to meet all of the business terms and provisions of such intended license during a period lasting 10 working days after LICENSEE receives written notice of the terms of such intended license agreement.

For the purposes hereof, the term "consumer electronic product category" shall refer to any product included by the Electronic Industries Association in its published market statistics as a recognized product category at any time during the Contract Period.

     2.5 The parties agree that the 1995 Contract Year shall be a market developmental year during which LICENSEE shall develop its line of Products, market and promote the Products, and solicit customers in the Territory.
During the 1995 Contract Year, LICENSEE shall pay Royalties to LICENSOR with respect to LICENSEE's sales of the Licensed Products as provided in Section 7.1 of this Agreement, however, no Minimum Royalties (as defined in Section 7.2 hereof) shall apply to the 1995 Contract Year. All Royalties paid by LICENSEE with respect to the 1995 Contract Year shall be applied to the Renewal Amount applicable at the end of the initial Contract Period for the renewal of this Agreement for an additional Contract Period as provided in Section 7.6 of this Agreement.

     2.6 Notwithstanding anything herein to the contrary, LICENSEE shall have the option, exercisable no later than December 31, 1996, to elect (i) to terminate this Agreement with respect to the entire Territory upon the payment to LICENSOR of the difference, if any, between the Royalties actually paid by LICENSEE with respect to the 1996 Contract Year and the Minimum Royalties for 1996 (i.e. $25,000.00), and in such event the provisions of Section 13 hereof shall apply with respect to the disposition of LICENSEE's inventory of Licensed Products; or (ii) to continue this Agreement with respect to the German Territory only, and in such event, except as otherwise specifically provided in Sections 7.2, 7.3 and 7.6 hereof, all references in this Agreement to the "Territory" shall be construed to mean the "German Territory."

3.   LICENSEE'S OBLIGATIONS

     3.1 LICENSEE agrees that no Licensed Products will be manufactured, advertised, promoted, distributed or sold:

     (a) in violation of any law or regulatory restriction; or

     (b) in any manner which damages the image, reputation or goodwill of the Licensed Trademarks or of LICENSOR.

     3.2 On or before December 15, 1995 and December 15 of each Contract Year during this Agreement, LICENSEE agrees to develop and submit to LICENSOR an annual business plan for the Licensed Products stating expected sales by product category for the following Contract Year. The business plan shall be clearly marked as a planning document and shall not obligate LICENSEE to perform in any particular manner. LICENSOR agrees to keep such plan confidential. LICENSEE shall assume the entire responsibility and cost for developing and implementing such a plan and, at the request of LICENSOR, will keep LICENSOR informed of the results of the implementation of such business plan. LICENSOR shall cooperate with LICENSEE to implement the business plan to the extent reasonably required by the business plan.




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


     3.3 LICENSEE agrees that during the Contract Period, it will diligently manufacture, distribute and sell Licensed Products and make and maintain adequate arrangements for the distribution, repair and servicing of the Licensed Products throughout the Territory. LICENSEE and LICENSOR shall each inform the other party of their respective toll-free customer service telephone numbers, and shall inform customers who have mistakenly telephoned one party of the other party's customer service telephone number.

     3.4 LICENSEE agrees that it will not sell refurbished Products labeled with the Licensed Trademarks unless such Products are clearly and conspicuously labeled as refurbished merchandise.

4.   APPROVAL OF LICENSED PRODUCTS

     4.1 LICENSEE agrees that LICENSOR shall have the right to approve or disapprove in the manner provided herein in advance of sale, the quality, style, appearance, material and workmanship of all Licensed Products and the packaging thereof, and to approve or disapprove in advance any and all trademarks, trade names, designs and logos (whether included in the Licensed Trademarks or not) used in connection with the Licensed Products. LICENSEE shall not advertise, distribute or sell any such Licensed Product which has not been approved by LICENSOR, however, LICENSEE shall be permitted to present preliminary renderings of potential products to its customers solely for the purpose of securing their preliminary commercial acceptance before securing LICENSOR's approval of same. Before selling or distributing any Licensed Product, LICENSEE shall submit to LICENSOR for its approval, artist renderings of the proposed products and/or mockups with full engineering specifications together with packaging, labels and the like. LICENSOR agrees that it shall, within ten (10) business days after receipt of each of the renderings and/or mock-ups, approve or disapprove such products in writing, failing which such products shall be deemed to have been approved. LICENSOR agrees that any item submitted to it under this Section 4 will not be unreasonably disapproved and, if it is disapproved, that LICENSEE will be advised in writing of the specific reasons for disapproval in each case. After LICENSOR has approved the proposed products and LICENSEE has obtained tooling for the proposed products, LICENSEE shall provide LICENSOR with off-tool and/or production samples of the products and LICENSOR shall disapprove such samples in writing within ten (10) business days after LICENSOR's receipt of such items or else LICENSEE shall be deemed to have approved them; provided that LICENSOR shall only disapprove the off-tool and/or production samples if they fail to conform to the renderings and mock-ups previously submitted. LICENSEE shall also provide to LICENSOR, at no cost to LICENSOR, two (2) working samples of each Product within thirty (30) days of the commencement of production of such Product. LICENSEE agrees that Licensed Products which are sold or distributed hereunder shall be of no lesser quality than the corresponding samples approved by LICENSOR. Notwithstanding anything herein to the contrary, all Licensed Products approved by LICENSOR during the prior twelve (12) month period for sale by LICENSEE in the United States, Puerto Rico, Canada, Mexico, Central America and South America pursuant to the Western Hemisphere License Agreement shall be deemed to be approved by LICENSOR for sale by LICENSEE in the Territory pursuant to this Agreement.

     4.2 During the Contract Period, LICENSEE shall take all actions reasonably necessary to cure any product defects in the Licensed Products and will act to preserve the image, reputation and goodwill of the Licensed Trademarks and of LICENSOR.

5.   APPROVAL OF ADVERTISING AND THE APPEARANCE AND USE OF THE LICENSED
     TRADEMARKS


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


     5.1. LICENSEE agrees that LICENSOR shall have the right to approve or disapprove in advance of LICENSEE's commercial use, the content, appearance and presentation of all advertising materials which incorporate the Licensed Trademarks or which make reference in any way to the Licensed Trademarks. Before producing, publishing or distributing any advertising materials hereunder, LICENSEE shall submit to LICENSOR, for its approval, line art and color specifications for the materials. LICENSOR agrees that it shall, within ten (10) business days after receipt, approve or disapprove such material in writing, failing which it shall be deemed to have been approved, provided that LICENSOR's approval shall be subject to submission and approval of LICENSEE's final packaging materials. LICENSOR agrees that any materials submitted will not be unreasonably disapproved and, if any are disapproved, that LICENSEE will be advised in writing of the specific reasons for disapproval in each case; provided that LICENSOR shall only disapprove line art or final form product packaging materials if they do not conform to the specifications previously submitted to and approved by LICENSOR.

     5.2 LICENSOR shall provide to LICENSEE, at LICENSEE's cost, all designs, artwork, and color treatment associated with LICENSOR's use of the Licensed Trademarks. LICENSEE agrees that it will not modify such designs and artwork, other than color changes, without the prior written approval of LICENSOR.

     5.3 Except as provided in Section 11.1, LICENSEE agrees to protect, indemnify and save harmless LICENSOR, its parent, subsidiaries and affiliates and all officers, directors, agents, employees and representatives thereof, and any of them, from and against any and all expenses, damages, claims, suits, actions, judgments and costs whatsoever, including reasonable attorneys fees, arising out of, or in any way connected with, any claim or action relating to the content of LICENSEE's advertising of Licensed Products, whether or not approved by LICENSOR hereunder.

     5.4 LICENSEE agrees that LICENSOR shall have the right to include a full line catalog of LICENSOR's products within each Product to which the Licensed Trademarks are affixed and distributed by LICENSEE. A sample of the full line catalog will be provided to LICENSEE, who shall instruct LICENSOR on a quarterly basis as to the quantity of full line catalogs needed and the destination where they should be shipped for LICENSEE's packaging purposes.

     LICENSEE further agrees that LICENSOR shall have the right to include promotional coupons for certain of LICENSOR's products on a quarterly basis except as prohibited by specific retailers. Such coupons shall be provided in a manner similar to that set forth above for the full line catalog and are to be included in every product bearing the Licensed Trademarks and distributed by LICENSEE.

     5.5 LICENSEE agrees to provide to LICENSOR a copy of its most recent list of holders of warranties on all Products distributed by LICENSEE. LICENSOR agrees to keep such information confidential and to use it solely for soliciting direct mail consumer sales.

6.   TRADE NAME

     6.1 LICENSOR agrees that LICENSEE and any other sublicensee of LICENSEE under this Agreement shall have the right, exercisable solely during the Contract Period, to conduct business in the Territory using the trade name "KOSS Electronic Products", or such other trade name(s) as the parties shall mutually agree.


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


7.   ROYALTIES: PAYMENT; RENEWAL

     7.1 During the term of this Agreement, LICENSEE will pay to LICENSOR as royalties ("Royalties") an amount equal to the sum of the respective percentage (as set forth on Exhibit B) of net sales of each category of the Licensed Products, less 2% of the itemized discounts, rebates and shipping costs as stated on LICENSEE's invoices regarding such sales of the Licensed Products (2% representing an average of such amounts), and as further exemplified on Exhibit D attached hereto. The term "net sales" with respect to each category of the Licensed Products shall be defined as the total amount invoiced by LICENSEE for sales of the Licensed Products in such category less the total amount of returns of the Licensed Products in such category, and shall include sales of the Licensed Products to LICENSOR as provided in Section 14.2 hereof. In calculating royalties, no deduction shall be made for advertising allowances, uncollectible accounts or any other form of discount other than volume rebates which do not appear on the customer's invoice. Volume rebates allowed a customer will be credited on a separate invoice to the customer, and an annual adjustment of 2% of such rebates shall be made to the Royalties regarding all volume rebates allowed during the respective Contract Year. Notwithstanding anything herein to the contrary, in the event that at any time during a Contract Year the Royalties paid and accrued with respect to such Contract Year equal $1,340,000, thereafter for the remainder of such Contract Year, the amount of the Royalties that LICENSEE shall be required to pay to LICENSOR shall be reduced by 50%.

     7.2 Notwithstanding the provisions of Section 7.1, if LICENSEE does not exercise its option pursuant to Section 2.6 of this Agreement to terminate this Agreement or reduce the Territory to the German Territory, LICENSEE agrees to pay to LICENSOR during the Contract Period annual minimum Royalties ("Minimum Royalties") as follows:


                 Year           Minimum Royalties
                 ----           -----------------

                 1995               None
                 1996               $25,000
                 1997               $100,000
                 1998               $175,000


In the event that LICENSEE elects to reduce the Territory to the German Territory, LICENSEE shall pay to LICENSOR during the Contract Period Minimum Royalties as follows:


                                German Territory
                 Year           Minimum Royalties
                 ----           -----------------

                 1995           None
                 1996           $25,000
                 1997           $50,000
                 1998           $87,500


     If the sum of the total Royalties paid with respect to a Contract Year does not equal or exceed the Minimum Royalties for such Contract Year, the difference between the Minimum Royalties and the Royalties for such Contract Year shall be due and payable on January 20 following such Contract Year.



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
     7.3 If upon the expiration of the initial Contract Period, LICENSEE elects to renew this Agreement as hereinafter provided with respect to either the Territory or the German Territory for an additional three (3) year term, the Minimum Royalties for the first renewal period shall be as follows:


                        Territory                    German Territory
         Year           Minimum Royalties           Minimum Royalties
         ----           -----------------           -----------------

         1999           $250,000                             $125,000
         2000           $290,000                             $145,000
         2001           $335,000                             $167,500


 If LICENSEE elects to further renew this Agreement, the Minimum Royalty for each year during such renewal period shall be calculated by the parties using the statistics for growth in the Territory or German Territory, as applicable, in total factory sales for the categories of consumer electronic products included in the Licensed Products as published by an independent trade associations) to be mutually selected by the parties no later than December 31, 1998 (the "Independent Statistics"). Specifically, for any Contract Year after 2001, the Minimum Royalty for such Contract Year shall be calculated as the amount of the Minimum Royalty for the prior Contract Year multiplied by a fraction, the numerator of which shall be the total factory sales of such products in the Territory or German Territory, as applicable, for such Contract Year as published in the Independent Statistics, and the denominator of which shall be the total factory sales of such products in the Territory or German Territory, as applicable, for the prior Contract Year as published in the Independent Statistics, but in no event shall the Minimum Royalty be less than the Minimum Royalty applicable for any prior year. Until such time as the Independent Statistics are published and the parties are able to calculate the Minimum Royalty for a Contract Year, the Minimum Royalty shall be the same as the Minimum Royalty for the prior Contract Year. Within thirty (30) days after the publication of the necessary Independent Statistics, the parties shall calculate the Minimum Royalty for such Contract Year.

     7.4 Payment of Royalties shall be made quarterly by LICENSEE to LICENSOR on or before the 20th day following the end of each calendar quarter of each Contract Year during the term of this Agreement (i.e. January 20, April 20, July 20 and October 20) and within thirty (30) days after the expiration or earlier termination of the License, in respect of all Licensed Products shipped during such quarter (or other period). Notwithstanding anything herein to the contrary, upon the execution of this Agreement, LICENSEE shall pay to LICENSOR an advance of $25,000 against earned Royalties for the 1996 Contract Year, which advance shall be applied toward the Royalties to be paid by LICENSEE with respect to the final calendar quarter of such Contract Year. Hagemeyer Electronics (N.A.), Inc. has affixed its signature to this Agreement for the sole purpose of agreeing, and it does hereby agree, to guarantee without limit the financial payment provisions of LICENSEE under this Agreement for the benefit of LICENSOR.

     7.5 Payment of all Royalties shall be in United States funds. The late payment of any Royalties shall bear interest at the rate of one and one-half percent (1-1/2%) per month, or at the highest rate permitted by applicable state law, whichever is lower.

     7.6 LICENSEE shall have the right and option of renewing this Agreement after the initial Contract Period with respect to the Territory or the German Territory, as applicable, for additional


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


terms of three (3) years each if (i) LICENSEE is not then in default under the terms of this Agreement and (ii) the total Royalties paid by LICENSEE during such Contract Period were no less than 125% of the sum of the Minimum
Royalties for such Contract Period (the "Renewal Amount"), or LICENSEE pays to LICENSOR no later than January 20 following the end of such Contract Period the difference between the total Royalties paid during such Contract Period and the Renewal Amount for such Contract Period. The parties agree that the Renewal Amount for the initial Contract Period and the second Contract Period shall be as follows:

                                Territory           German Territory
                                Renewal Amount      Renewal Amount
                                --------------      ----------------

     Initial
     Contract Period               $375,000             $203,125

     Second
     Contract Period               $1,093,750           $546,875


LICENSEE shall give written notice to LICENSOR of its election to renew this Agreement no later than thirty (30) days before the expiration of the Contract Period.

8.   BOOKS, RECORDS, AND STATEMENTS

     8.1 LICENSEE (or a company affiliated with LICENSEE as designated by LICENSEE) shall maintain for LICENSEE and all sublicensees for five (5) years following the close of each Contract Year, accurate books and records which disclose: the cost of sales of the Licensed Products, the amount of sales of the Licensed Products (ignoring any sales to sublicensees by the LICENSEE or other sublicensees); the amount of credits for returns, trade discounts and customers, shipping costs; the amount of all Royalties payable hereunder by LICENSEE and all sublicensees; and the manner in which such Royalties were determined.

     8.2 LICENSEE shall deliver to LICENSOR with each quarterly Royalties payment a detailed accounting statement showing the calculation of such Royalties payment. Such statement shall be in sufficient detail to be audited from the books of LICENSEE (or its designee) maintained pursuant to Section 8.1 hereof. By the 15th day of each month during the Contract Period, LICENSEE shall also provide LICENSOR with a preliminary tabulation of the sales and returns by customer and by Product model number for the prior month, for LICENSOR's use and analysis.

     8.3 Annually, within ninety (90) days after the close of each Contract Year, LICENSEE (or its designee) shall furnish to LICENSOR a statement, certified to be true and correct by the Chief Financial Officer of LICENSEE (or its designee), that the accounting for sales is complete and correct, that the Licensed Products have been classified into the proper categories, and the total sales of the Licensed Products to each retail account.

     8.4 LICENSOR, at its expense, shall have the right at any time during regular business hours after the end of any Contract Year, upon thirty (30) days written notice to LICENSEE, to have a representative of LICENSOR examine or audit the books, accounts and records of LICENSEE and its sublicensees which pertain to the importation, manufacture, distribution and sale of the Licensed





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

Products and the amount of credit for returns, trade discounts and customer's shipping costs with respect thereto, and other books and records only as they may be reasonably required by LICENSOR's accountants in order to verify the figures reported in any statements furnished to LICENSOR pursuant to this
Section 8. Such books of account and records shall be made available to LICENSOR and its accountants at such place as the parties shall mutually agree. LICENSEE shall render all possible assistance to LICENSOR and its accountants for the purpose of facilitating the checking or auditing of net sales and of the figures set forth in any of LICENSEE's statements. LICENSOR shall be entitled to exercise its inspection right once each Contract Year during the term of this Agreement and once after termination of this Agreement. If the examination or audit reveals the underpayment of any Royalties, LICENSEE shall immediately pay LICENSOR the amount of the deficiency with interest, and if the deficiency exceeds five percent (5%) of the amount of Royalties paid with respect to such year or years audited, LICENSEE shall pay the cost of the examination or audit.

     8.5 Any disputes between the parties regarding the classification of any of the Licensed Products for purposes of calculating the Royalties due under this Agreement or the manner of calculating such Royalties shall be submitted to a commercial arbitrator mutually selected by the parties and such arbitration proceeding shall be held in St. Louis, Missouri pursuant to the rules of procedure established by the American Arbitration Association. In the event that the parties are unable to mutually select an arbitrator, each party shall select an arbitrator, and the arbitrators shall mutually select a third arbitrator. The ruling of such arbitrators shall be binding upon the parties.

9.   TRADEMARKS

     9.1 LICENSEE shall cause to be imprinted irremovably and legibly on each Licensed Product manufactured, distributed or sold under this Agreement including, but not limited to, advertising, promotional, packaging and wrapping material and any other such material wherein the Licensed Trademarks may appear, the appropriate trademark and/or copyright notices, as shall be designated in writing in advance by LICENSOR. LICENSEE agrees to deliver to LICENSOR upon request, free of cost, samples of each Licensed Product together with their packaging and wrapping material for approval and copyright registration purposes.

     9.2 LICENSEE agrees that, except as provided in Section 12.3 hereof, it will not, during the Contract Period or thereafter, file any application for trademark registration or otherwise obtain or attempt to obtain ownership of any name, design, logo, trademark or trade name within the Territory or in any other country of the world which includes or is confusingly similar to or suggestive of the Licensed Trademarks.

     9.3 LICENSEE agrees that it will not, directly or indirectly, challenge or contest LICENSOR's ownership of and rights in the Licensed Trademarks, whether for the Licensed Products or otherwise.

     9.4 All use of the Licensed Trademarks by LICENSEE shall inure to the benefit of LICENSOR, and LICENSEE shall acquire no rights therein adverse to LICENSOR except as expressly provided herein.

10.  MAINTENANCE OF LICENSED TRADEMARKS AND INFRINGEMENT

     10.1 A list of LICENSOR's current trademark registrations and pending applications for registration of the Licensed Trademarks in the countries included in the Territory is attached hereto as Exhibit A. In the event that such trademark registrations and applications for registration do not encompass every Licensed Product hereunder licensed, LICENSOR shall cause appropriate amendments to be filed as soon after the execution of this Agreement as practical.

     Within sixty (60) days after the execution of this Agreement, LICENSOR shall have registered or filed applications for the registration of the Licensed Trademarks for the Licensed Products in all of the countries included in the German Territory and such other countries included in the Territory as LICENSEE shall specify in writing. in the event that LICENSEE does not exercise its option pursuant to Section 2.6 hereof to terminate this Agreement or reduce the Territory to the German Territory, then within sixty (60) days after LICENSOR receives written notice from LICENSEE regarding LICENSEE's decision with respect to the option set forth under section 2.6, LICENSOR shall have registered or filed applications for registration of the Licensed Trademarks for the Licensed Products in all other countries included in the Territory. In the event LICENSOR is unable to register one or more of the Licensed Trademarks in a country as required by this Section 10.1, the parties agree to negotiate in good faith a mutually acceptable resolution with respect to such registration or amendment to this Agreement.

     LICENSEE agrees to provide samples, invoices or other documents necessary to support LICENSOR's registrations of the Licensed Trademarks for the Licensed Products.

     10.2 LICENSEE shall promptly notify LICENSOR in writing of any infringement by others of the Licensed Trademarks on articles similar to the Licensed Products if and when such become known to LICENSEE and shall provide LICENSOR with any available evidence of such infringement. LICENSOR shall have the first right to commence legal proceedings against such infringer, and the expense of such legal proceedings shall be shared equally by LICENSOR and LICENSEE. In any infringement action, proceeding or claim brought by LICENSOR, LICENSEE, at its expense, shall make available to LICENSOR any relevant books, records, papers, information, designs, samples, specimens, and the like and shall cause any of the LICENSEE's employees to be deposed or to testify, whenever requested to do so by LICENSOR. Any damage award or recovery resulting from such legal proceedings shall be divided equally between LICENSOR and LICENSEE. Should LICENSOR fail to commence legal proceedings against any infringer within thirty (30) days after being notified by LICENSEE, LICENSEE shall have the right to commence legal proceedings on its own behalf against such infringer. LICENSEE shall keep LICENSOR advised in advance of its intentions in such proceedings and will consult with LICENSOR with respect thereto. LICENSEE shall retain any recovery from any legal proceeding commenced by LICENSEE.

11.  WARRANTIES AND INDEMNITIES

     11.1 LICENSOR represents and warrants that LICENSOR owns all rights in and to the Licensed Trademarks in the Territory as are necessary to enable LICENSOR to license the use thereof as set forth herein, that listed on Exhibit A are all of LICENSOR's current registrations and applications for registration of the Licensed Trademarks in the Territory and that there are no assignments or other dispositions of any rights in the Licensed Trademarks presently in effect or contemplated by LICENSOR which in any way detract from or are competitive with the rights granted to LICENSEE under this Agreement. LICENSOR further represents and warrants that it has not entered into any other written license agreements granting or assigning to any person or entity other than LICENSEE the right to manufacture, label with the Licensed Trademarks, distribute and/or sell in the Territory any type of consumer electronic product included in the Products.

     LICENSOR agrees to indemnify and hold harmless LICENSEE, its parent, subsidiaries and affiliates and all officers, directors, agents, employees and representatives thereof, and any of them, from and against any and all expenses, damages, claims, suits, actions, judgments and costs whatsoever, including reasonable attorneys' fees, which LICENSEE may hereinafter incur, suffer or be required to pay arising out of or in connection with the use by LICENSEE of the Licensed Trademarks in any country included in the Territory pursuant to this Agreement provided that LICENSEE did not commence marketing and selling the Licensed Products in a particular country included in the Territory prior to the issuance to LICENSOR of the registration of the Licensed Trademarks in such country; provided, however, that LICENSOR's liability to indemnify LICENSEE shall not exceed the sum of the amount of Royalties theretofore received by LICENSOR under this Agreement and all expenses incurred by LICENSEE regarding the design and development of the Licensed Products and packaging, advertising and marketing materials for the Licensed Products. LICENSEE shall give LICENSOR prompt written notice, cooperation and assistance in connection with any such claim and the LICENSOR shall have complete control over the defense or settlement thereof.

     11.2 LICENSEE agrees to indemnify and hold harmless LICENSOR, its parent, subsidiaries and affiliates and all officers, directors, agents, employees and representatives thereof, and any of them, from and against any and all expenses, damages, claims, suits, actions, judgments and costs whatsoever, including reasonable attorneys fees, which LICENSOR may hereinafter incur, suffer or be required to pay arising out of, or in any way connected with, any claim or action for the violation by LICENSEE of any statutory or regulatory obligation, any trademark infringement claim if LICENSEE commenced marketing and selling the Licensed Products in the country in which the infringement claim is brought prior to the issuance to LICENSOR of the registration of the Licensed Trademarks for the Licensed Products in such country, any claim or action for injury or damage to property, personal injury, death or other cause of action involving alleged defects in Licensed Products, and any other claim or action arising out of LICENSEE's activities pursuant to this Agreement or other conduct of its business, except as provided in Section 11.1 herein.

     11.3 LICENSEE shall, within thirty (30) calendar days after the execution of this Agreement, obtain from an insurance company reasonably acceptable to LICENSOR, and maintain during the term of this Agreement and for a period of twenty-four (24) months following the expiration or termination of this Agreement, public and products liability insurance with a limit of liability of not less than Five Million U.S. Dollars ($5,000,000) per occurrence in order to protect LICENSOR against any liabilities with which it may be charged because of damage or injuries suffered by any servants, agents, contractors, employees or customers of LICENSEE or by the general public, resulting from the use or sale of the Licensed Products manufactured, distributed, advertised or sold by LICENSEE or by LICENSEE's contractor. LICENSEE agrees to cause LICENSOR's name to be entered in such policy as an additional named insured and to deliver to LICENSOR a certificate thereof. Said insurance shall provide that it cannot be canceled without the insurer first giving LICENSOR twenty (20) calendar days, advance written notice thereof. LICENSEE shall furnish or cause to be furnished to LICENSOR evidence of the maintenance and renewal of the insurance required herein, including, but not limited to, copies of policies, certificates of insurance, with applicable riders and endorsements, and proof of premium payments.

12.  DEFAULT; TERMINATION

     12.1 In the event of a default by either party in the performance of any of its obligations pursuant to this Agreement, the non-defaulting party shall give written notice of such default to the defaulting party. Within sixty (60) days of its receipt of such notice, the defaulting party shall take reasonable efforts toward correcting the default, and shall cure the default within six
(6) months of its receipt of such notice. If the defaulting party does not take such corrective actions or cure the default within the respective time period, the nondefaulting party shall have the right to terminate this Agreement upon the expiration of the respective period. The right to remedy a default shall not apply to a violation of the prior authorization and reporting requirements of Sections 4 and 5 which shall be deemed a non-curable default.

     12.2 Either party shall have the right to terminate this Agreement upon ten (10) days prior notice upon the occurrence of any of the following events:

     (a) If the other party shall become insolvent or shall make an assignment for the benefit of creditors or become the subject of receivership, bankruptcy or other insolvency or debtor relief proceedings, or any similar proceedings, or in proceedings, voluntary or forced, whereby it is limited in the free and unrestrained exercise of its own judgment as to the carrying out of the terms of this Agreement;

     (b) If the other party shall cease to do business;

     (c) Except as permitted under Section 16, if the other party shall attempt to assign any of its rights under this Agreement; or

     (d) In the event that this Agreement is held invalid or unenforceable by the determination of any government agency or any court of competent jurisdiction.

     A party's exercise of its right, pursuant to this Section 12.2, to terminate this Agreement shall be without prejudice to any other legal or equitable remedy such party may hold against the other party by reason of the other party's breach of any term or condition of this Agreement.

     12.3 In the event that LICENSEE shall terminate this Agreement as provided in subparagraph (a) of Section 12.2, LICENSEE shall have the right to purchase the Licensed Trademarks from LICENSOR for use with respect to the categories of consumer electronic products included on Exhibit B and any other consumer electronic products manufactured and sold by LICENSEE pursuant to this Agreement immediately prior to such termination, and LICENSOR agrees to take all actions reasonably necessary to transfer such registrations of the Licensed Trademarks to LICENSEE. LICENSOR and LICENSEE shall each obtain a valuation of the Licensed Trademarks from an independent appraiser. If the difference between the valuations does not exceed 10% of the higher valuation, the purchase price for the Licensed Trademarks shall be the average of the two valuations. If the difference between the valuations exceeds 10% of the higher valuation, the two independent appraisers shall mutually select a third independent appraiser and the valuation of the third appraiser shall be the purchase price of the Licensed Trademarks.

     12.4 No assignee for the benefit of creditors, receiver, liquidator, trustee in bankruptcy, sheriff or any other officer of the court or official charged with taking over custody of LICENSEE's assets or business, shall have any right to continue performance of this Agreement, and this Agreement may not be assigned by operation of law.

     12.5 Failure to terminate this Agreement pursuant to this Section 12 shall not effect or constitute a waiver of any remedies the non-defaulting party would have been entitled to demand in the absence of the section, whether by way of damages, termination or otherwise. Termination of this Agreement shall be without prejudice to the rights and liabilities of either party to the other in respect of any matter arising under this Agreement.

13.  RIGHTS AFTER TERMINATION

     13.1 Except as provided in Section 13.2 hereof, from and after the termination of this Agreement, whether because of non-renewal, default or otherwise, all of the rights of LICENSEE to the use of the Licensed Trademarks shall, except as hereinafter expressly provided, cease absolutely, and LICENSEE shall not thereafter advertise, promote, distribute or sell any item whatsoever in connection with the Licensed Trademarks. It is further agreed that following expiration of the Contract Period, LICENSEE shall not advertise, promote, distribute or sell any item whatsoever in connection with the use of any name, figure, design, 1090, trademark or trade name similar to or suggestive of the Licensed Trademarks.

     13.1(a)    As of the date which is six (6) months after the effective date of termination, LICENSOR shall have the option to purchase all of LICENSEE's unsold and uncommitted inventory of Licensed Products, including such inventory as may be in transit to or warehoused in the Territory. The purchase price shall be at LICENSEE's cost. LICENSOR shall give notice of its intent to exercise said option no later than the date which is five (5) months after the effective date of termination. Upon receipt of such notice, LICENSEE shall provide a complete listing of the inventory of all Licensed Products, with additional detail for each product model as to the quantities of such inventory previously sold or committed and the names of the buyers or parties committed therefor. In the event LICENSOR does not exercise this option, LICENSEE has the right to dispose of the Licensed Products as provided in Section 13.2.

     13.2 Any Licensed Products for which as of the date of termination LICENSEE has non-cancelable open orders or which are in transit to the Territory may be sold by LICENSEE on a non-exclusive basis during the twelve
(12) month period following the date of termination. Any Licensed Products which are warehoused in the Territory on the date of termination and any Licensed Products which were returned to LICENSEE by a customer may be sold by LICENSEE on a non-exclusive basis during the nine (9) month period following the date of termination. LICENSEE shall continue to pay to LICENSOR with respect to such sales Royalties at the rate and in the manner specified in this Agreement. Within sixty (60) days of the date of termination, LICENSEE shall provide to LICENSOR a complete listing of the inventory in transit and the warehoused inventory. Notwithstanding anything herein to the contrary, LICENSEE shall have no right to manufacture any additional Licensed Products after the date of termination.

     13.3 LICENSOR agrees that during the inventory disposal periods as provided in Section 13.2 hereof, LICENSOR will not place any advertisements or announcements in any trade or mass publication concerning the expiration of this Agreement or the identity of a successor LICENSEE, nor will LICENSOR participate in any discussions or negotiations with any other party regarding the use of the Licensed Trademarks in the Territory on any type of consumer electronic product similar to the Licensed Products. LICENSOR acknowledges that the actions herein described would severely limit LICENSEE's ability to dispose of the remaining inventory.

14.  NON-COMPETITION

     14.1 LICENSOR acknowledges that as a result of the performance of this Agreement, LICENSOR will acquire confidential and proprietary information of LICENSEE regarding its product development, business plans and marketing plans for the Licensed Products. LICENSOR hereby agrees that during the initial Contract Period and all renewal periods of this Agreement and for a period of one (1) year after the termination of this Agreement, LICENSOR will not participate, directly or indirectly, in the German Territory or the Territory, as applicable, in any business engaged in the design, development, manufacture, distribution or sale of any consumer electronic products included in the categories listed on Exhibit B (including all consumer electronic products substituted for or added to the Products by the parties) other than as set forth in Section 14.2 hereof; provided, however, that LICENSOR shall not be prohibited from (i) continuing and expanding anywhere in the world (including, without limitation, in the Territory or German Territory, as applicable) any business which it is presently conducting, or (ii) manufacturing, distributing and/or selling consumer electronic products not included in the categories listed on Exhibit B anywhere in the world (including, without limitation, in the Territory or German Territory, as applicable).

     14.2 LICENSEE hereby agrees to sell the Products to LICENSOR provided that the Products are labeled with and marketed under the Licensed Trademarks and LICENSOR resells the Products at retail by direct mail or through retail outlets owned by LICENSOR. LICENSEE agrees to sell the Products to LICENSOR at the same price as LICENSEE's most recent sale of such Products to a company related or affiliated to LICENSEE.

15.  NOTICE

     All notices required or provided for in this Agreement shall be in writing and shall be given by registered mail, prepaid and properly addressed to the last known address of the party to be served therewith, or by telecopy facsimile and confirmed by regular mail, and shall be deemed to have been given on the date upon which said notice was received.

     Notices sent to LICENSOR shall be addressed as follows:

     Koss Corporation
     4129 North Port Washington Avenue
     Milwaukee, WI 53212
     Attn: President

     Fax:  414-964-8615

     Notices sent to LICENSEE shall be addressed as follows:

     Trabelco N.V.
     c/o 10825 Watson Road
     St. Louis, MO 63127
     Attn: President

     Fax: 314-821-9183

16.  ASSIGNMENT

     This Agreement shall bind and inure to the benefit of LICENSOR, and the successors and assigns of LICENSOR. The rights granted LICENSEE hereunder shall be exclusive to it and shall not, without the prior written consent of LICENSOR, be transferred or assigned to any other entity, provided that LICENSEE may assign this Agreement to any corporation controlling, controlled by or under common control with LICENSEE. In the event of the merger or consolidation of LICENSEE with any other entity, including any subsidiary or parent of Hagemeyer N.V., LICENSEE shall provide written notice to LICENSOR at least thirty (30) days prior to the effective date of such merger or consolidation. LICENSOR shall have the right to terminate the Contract Period if LICENSEE is to be merged or consolidated with any other entity except a subsidiary or parent of Hagemeyer N.V. by so notifying LICENSEE in writing on or before thirty (30) days after receiving such notice.

17.  JOINT VENTURE

     This Agreement does not constitute and shall not be construed as constituting a partnership or joint venture between LICENSOR and LICENSEE. Neither party shall have any right to obligate or bind the other party in any manner whatsoever, and nothing herein contained shall give, or is intended to give, any rights of any kind to any third person.

18.  MISCELLANEOUS

     18.1 Section headings contained herein are solely for the purpose of aiding in speedy location of subject matter and are not in any sense to be given weight in the construction of this Agreement. Accordingly, in case of any question with respect to the construction of this Agreement, it is to be construed as though such section headings had been omitted.

     18.2 This writing constitutes the entire Agreement between the parties hereto and may not be changed or modified except by a writing signed by the party or parties to be charged thereby.

     18.3 This Agreement shall be governed by and construed according to the law of the State of Wisconsin (without regard to principles of conflicts of law). If and to the extent that any provisions of this Agreement are prohibited or unenforceable under any applicable law, such provisions shall be ineffective to the extent of such prohibition or unenforceable without invalidating the remaining provisions hereof or affecting the validity or enforceability of any other provision hereof.

     18.4 The failure of either party at any time or times to demand strict performance by the other of any of the terms, covenants or conditions set forth herein shall not be construed as a continuing waiver or relinquishment thereof and each may at any time demand strict and complete performance by the other of said terms, covenants and conditions.

     THIS CONTRACT CONTAINS A BINDING ARBITRATION PROVISION WHICH MAY BE ENFORCED BY THE PARTIES.

     IN WITNESS WHEREOF, the parties hereto have caused this agreement to be executed as of the date set forth above. The effective date is: September 29, 1995.

                                        KOSS CORPORATION



                                        By: /s/ Michael J. Koss
                                           -------------------------------------
                                           Michael J. Koss, President and CEO


                                        TRABELCO N.V.



                                        By: /s/ Elaine N. Christiaans
                                           -------------------------------------
                                           Elaine N. Christiaans,
                                           Managing Director

                                  GUARANTY

     The undersigned, Hagemeyer Electronics (N.A.), Inc., for good and valuable consideration, the receipt of which is hereby acknowledged, hereby guarantees the performance by Trabelco N.V. of all of Trabelco N.V.'S obligations under the foregoing License Agreement and the payment to KOSS Corporation of any and all amounts owed to KOSS Corporation by Trabelco N.V. thereunder, including but not limited to, the indemnity obligations of Trabelco N.V.


DATED: September 29, 1995

                                         HAGEMEYER ELECTRONICS (N.A.), INC.



                                         By: /s/ Richard P. Proctor
                                            ----------------------------------
                                            Richard P. Proctor, Chairman of
                                            Board of Directors

                                  EXHIBIT A

                         Trademarks and Trade Names

            KOSS & Design

            KOSS (block)

            KOSS (stylized)


                     Current Trademark Registrations and
                    Pending Applications for Registration


                                Registration/
                                Application
Trademark       Country         Number                  Product Classes
- ---------       -------         -------------           ---------------













                                  EXHIBIT A


                                Registration/
                                Application
Trademark       Country         Number                  Product Class
- --------------- --------------  -------------           -------------

KOSS (BLOCK)    AUSTRIA         PENDING                 009

KOSS (BLOCK)    BELGIUM         PENDING                 009

KOSS  (BLOCK)   BULGARIA        PENDING                 009

KOSS  (BLOCK)   CZECHOSLOVAKIA  PENDING                 009

KOSS  (BLOCK)   DENMARK         PENDING                 009

KOSS  (BLOCK)   FINLAND         PENDING                 009

KOSS  (BLOCK)   FRANCE          PENDING                 009

KOSS  (BLOCK)   GERMANY         PENDING                 009

KOSS  (BLOCK)   GREECE          PENDING                 009

KOSS  (BLOCK)   HUNGARY         PENDING                 009

KOSS  (BLOCK)   IRELAND         PENDING                 009

KOSS  (BLOCK)   ITALY           PENDING                 009

KOSS  (BLOCK)   LUXEMBOURG      PENDING                 009

KOSS  (BLOCK)   NETHERLANDS     PENDING                 009

KOSS  (BLOCK)   NORWAY          PENDING                 009

KOSS  (BLOCK)   POLAND          PENDING                 009

KOSS  (BLOCK)   PORTUGAL        PENDING                 009

KOSS  (BLOCK)   ROMANIA         PENDING                 009

KOSS  (BLOCK)   SPAIN           PENDING                 009

KOSS  (BLOCK)   SWEDEN          PENDING                 009

KOSS  (BLOCK)   SWITZERLAND     PENDING                 009


KOSS  (BLOCK)   UNITED KINGDOM  PENDING                 009

                                Registration/
                                Application
Trademark       Country         Number                  Product Class
- --------------- --------------  -------------           -------------

KOSS & DESIGN   AUSTRIA         PENDING                 009

KOSS & DESIGN   BELGIUM         PENDING                 009

KOSS & DESIGN   BULGARIA        PENDING                 009

KOSS & DESIGN   CZECHOSLOVAKIA  PENDING                 009

KOSS & DESIGN)  DENMARK         PENDING                 009

KOSS & DESIGN   FINLAND         PENDING                 009

KOSS & DESIGN   FRANCE          PENDING                 009

KOSS & DESIGN   GERMANY         PENDING                 009

KOSS & DESIGN)  GREECE          PENDING                 009

KOSS & DESIGN   HUNGARY         PENDING                 009

KOSS & DESIGN   IRELAND         PENDING                 009

KOSS & DESIGN   ITALY           PENDING                 009

KOSS & DESIGN   LUXEMBOURG      PENDING                 009

KOSS & DESIGN   NETHERLANDS     PENDING                 009

KOSS & DESIGN   NORWAY          PENDING                 009

KOSS & DESIGN   POLAND          PENDING                 009

KOSS & DESIGN   PORTUGAL        PENDING                 009

KOSS & DESIGN   ROMANIA         PENDING                 009

KOSS & DESIGN   SPAIN           PENDING                 009

KOSS & DESIGN   SWEDEN          PENDING                 009

KOSS & DESIGN   SWITZERLAND     PENDING                 009

KOSS & DESIGN   UNITED KINGDOM  PENDING                 009


                                  Registration/
                                  Application
Trademark         Country         Number         Product Class
- --------------- ----------------  -------------  -------------

KOSS (STYLIZED)   AUSTRIA         PENDING        009

KOSS (STYLIZED)   BELGIUM         PENDING        009

KOSS (STYLIZED)   BULGARIA        PENDING        009

KOSS (STYLIZED)   CZECHOSLOVAKIA  PENDING        009

KOSS (STYLIZED)   DENMARK         PENDING        009

KOSS (STYLIZED)   FINLAND         PENDING        009

KOSS (STYLIZED)   FRANCE          PENDING        009

KOSS (STYLIZED)   GERMANY         PENDING        009

KOSS (STYLIZED)   GREECE          PENDING        009

KOSS (STYLIZED)   HUNGARY         PENDING        009

KOSS (STYLIZED)   IRELAND         PENDING        009

KOSS (STYLIZED)   ITALY           PENDING        009

KOSS (STYLIZED)   LUXEMBOURG      PENDING        009

KOSS (STYLIZED)   NETHERLANDS     PENDING        009

KOSS (STYLIZED)   NORWAY          PENDING        009

KOSS (STYLIZED)   POLAND          PENDING        009

KOSS (STYLIZED)   PORTUGAL        PENDING        009

KOSS (STYLIZED)   ROMANIA         PENDING        009

KOSS (STYLIZED)   SPAIN           PENDING        009

KOSS (STYLIZED)   SWEDEN          PENDING        009

KOSS (STYLIZED)   SWITZERLAND     PENDING        009

KOSS (STYLIZED)   UNITED KINGDOM  PENDING        009

                                  EXHIBIT B



Product                                                   Royalty
- -------                                                   -------

Clock Radios                                              2.0%

Radios without a cassette or compact
disc player                                               3.0%

Audio systems of any nature with a
cassette player but without a
compact disc player                                       2.0%

Audio systems of any nature with a
compact disc player                                       1.5%

Telephones and telephone answering devices                2.0%

Televisions                                               1.5%

Video cassette recorders                                  1.5%

                                  EXHIBIT C



TO:    Trabelco N.V.

FROM:  (Subcontractor) Manufacturing Factory

RE:    Use of the "KOSS" Brandname




The purpose of this letter is to acknowledge that Trabelco N.V. has the exclusive rights to the use of the "KOSS" brandname and trademarks in Austria, Belgium, Bulgaria, Czechoslovakia, Denmark, Finland, France, Germany, Greece, Hungary, Ireland, Italy, Luxembourg, the Netherlands, Norway, Poland, Portugal, Romania, Spain, Sweden, Switzerland and the United Kingdom for consumer electronic products as listed on Exhibit B attached to the License Agreement between KOSS Corporation, as Licensor, and Trabelco N.V., as Licensee, dated September 29, 1995. We agree that we will not use the "KOSS" name on any products other than those manufactured for your account.

                                  EXHIBIT D
                 Calculation of Quarterly Royalties Payment



                                           Total Sales      Returns             Net Sales        Royalty      Subtotal
                                           -----------      -------             ---------        --------     --------

Clock radios                                $___________    $____________       _________        2%           ____________

Radios without cassette or
compact disc player                         ____________     ____________       _________        3%           ____________

Audio systems with radio,
cassette player and/or compact
disc player                                 ____________     ____________       _________        1.5%         ____________

Telephones and telephone
answering devices                           ____________     ____________       _________        2.0%         ____________

                                                                                                 Subtotal         X
                                                                                                              ------------


      Subtotal                              $         X
                                            --------------------

      Less 2% of itemized
        discounts, rebates
        and shipping costs                  (__________________)


      ROYALTIES PAYMENT                     $__________________


                              FIRST AMENDMENT TO
                              LICENSE AGREEMENT


     THIS FIRST AMENDMENT is made and entered into as of the 26th day of December, 1995, by and between KOSS CORPORATION, a Delaware corporation ("LICENSOR"), and TRABELCO N.V., a Netherlands Antilles company ("LICENSEE").

                             W I T N E S S E T H

     WHEREAS, LICENSOR and LICENSEE previously entered into a certain License Agreement dated September 29, 1995, (the "License Agreement"); and

     WHEREAS, the paries now desire to amend the Licence Agreement;

     NOW, THEREFORE, the parties hereby agree as follows:

     1. That the first sentence of the second paragraph of Section 10.1 is hereby amended to read as follows (terms not herein defined shall be as defined in the License Agreement):

             Not later than January 31, 1996, LICENSOR shall have registered or filed applications for the registration of the Licensed Trademarks for the Licensed Products in all of the countries set forth on Exhibit A-1 and such other countries included in the Territory as LICENSEE shall specify in writing on or before December 31, 1995. ***[Remainder of paragraph unaffected]***

     IN WITNESS WHEREOF, the parties have executed this First Amendment to License Agreement as of the date first set forth above.


                                        KOSS CORPORATION




                                        By /s/  Michael J. Koss
                                          -----------------------------------
                                          Michael J. Koss, President and CEO


                                        TRABELCO N.V.


                                        By /s/ Elaine N. Christiaans
                                          -----------------------------------
                                          Elaine N. Christiaans,
                                          Managing Director

                             CONSENT OF GUARANTOR


     The undersigned, as Guarantor, hereby consents to the foregoing First Amendment to License Agreement and reaffirms its guarantee of the performance by Trabelco N.V., of all of Trabelco N.V.'s obligations under said License Agreement, as amended, and the payment to KOSS Corporation of any and all amounts owed to KOSS Corporation by Trabelco N.V. thereunder, including, but not limited to, the indemnity obligations of Trabelco N.V.


DATED:  December 26, 1995

                                  HAGEMEYER ELECTRONICS (N.A.), INC.



                                  By: /s/ Richard P. Proctor
                                     -----------------------------------------
                                     Richard P. Proctor, Chairman of the Board
                                     of Directors

                                 EXHIBIT A-1



                                           Registration/
                                           Application
      Trademark        Country             Number         Product Class
      ---------------  --------------      -------------  -------------

      KOSS (BLOCK)     AUSTRIA             PENDING                 009

      KOSS  (BLOCK)    BELGIUM             PENDING                 009

      KOSS  (BLOCK)    DENMARK             PENDING                 009

      KOSS  (BLOCK)    FINLAND             PENDING                 009

      KOSS  (BLOCK)    FRANCE              PENDING                 009

      KOSS  (BLOCK)    GERMANY             PENDING                 009

      KOSS  (BLOCK)    GREECE              PENDING                 009

      KOSS  (BLOCK)    IRELAND             PENDING                 009

      KOSS  (BLOCK)    ITALY               PENDING                 009

      KOSS  (BLOCK)    LUXEMBOURG          PENDING                 009

      KOSS  (BLOCK)    NETHERLANDS         PENDING                 009

      KOSS  (BLOCK)    PORTUGAL            PENDING                 009

      KOSS  (BLOCK)    SPAIN               PENDING                 009

      KOSS  (BLOCK)    SWEDEN              PENDING                 009

      KOSS  (BLOCK)    UNITED KINGDOM      PENDING                 009


                                           Registration/
                                           Application
      Trademark        Country             Number         Product Class
      ---------        -------             -------------  -------------
      KOSS & DESIGN    AUSTRIA             PENDING                 009

      KOSS & DESIGN    BELGIUM             PENDING                 009

      KOSS & DESIGN    DENMARK             PENDING                 009

      KOSS & DESIGN    FINLAND             PENDING                 009

      KOSS & DESIGN    FRANCE              PENDING                 009

      KOSS & DESIGN    GERMANY             PENDING                 009

      KOSS & DESIGN    GREECE              PENDING                 009

      KOSS & DESIGN    IRELAND             PENDING                 009

      KOSS & DESIGN    ITALY               PENDING                 009

      KOSS & DESIGN    LUXEMBOURG          PENDING                 009

      KOSS & DESIGN    NETHERLANDS         PENDING                 009

      KOSS & DESIGN    PORTUGAL            PENDING                 009

      KOSS & DESIGN    SPAIN               PENDING                 009

      KOSS & DESIGN    SWEDEN              PENDING                 009

      KOSS & DESIGN    UNITED KINGDOM      PENDING                 009



                                           Registration/
                                           Application
      Trademark        Country             Number         Product Class
      ---------        -------             -------------  -------------
      KOSS (STYLIZED)  AUSTRIA             PENDING                 009

      KOSS (STYLIZED)  BELGIUM             PENDING                 009

      KOSS (STYLIZED)  DENMARK             PENDING                 009

      KOSS (STYLIZED)  FINLAND             PENDING                 009

      KOSS (STYLIZED)  FRANCE              PENDING                 009

      KOSS (STYLIZED)  GERMANY             PENDING                 009

      KOSS (STYLIZED)  GREECE              PENDING                 009

      KOSS (STYLIZED)  IRELAND             PENDING                 009

      KOSS (STYLIZED)  ITALY               PENDING                 009

      KOSS (STYLIZED)  LUXEMBOURG          PENDING                 009

      KOSS (STYLIZED)  NETHERLANDS         PENDING                 009

      KOSS (STYLIZED)  PORTUGAL            PENDING                 009

      KOSS (STYLIZED)  SPAIN               PENDING                 009

      KOSS (STYLIZED)  SWEDEN              PENDING                 009

      KOSS (STYLIZED)  UNITED KINGDOM      PENDING                 009
